EXHIBIT 23.1


                 INDEPENDENT REGISTERED ACCOUNTING FIRM CONSENT

We consent to the use in this Registration Statement of Samaritan Pharmaceuticals, Inc. on Form SB-2 of our report dated March 31, 2005, relating to the consolidated financial statements of Samaritan Pharmaceuticals, Inc. as of December 31, 2004 and 2003 appearing in this Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.



/s/ Sherb & Co., LLP
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New York, NY
December 15, 2005